UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

Empire State Building Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-827

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Grand Central Place, 60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 7, 2013, Empire State Building Associates L.L.C. (the “Company”) completed the contribution of its fee and master lease interests in the Empire State Building to subsidiaries of Empire State Realty Trust, Inc. (the “REIT”), and the REIT completed its initial public offering of 82,225,000 shares of its Class A common stock, par value $.01 per share (the “Class A Common Stock”), which includes the exercise in full of the underwriters’ option to purchase up to 10,725,000 shares of Class A Common Stock. The Company received consideration consisting of (a) 5,987,769 shares of Class A Common Stock in the REIT, (b) 427,082 shares of Class B Common Stock in the REIT and (c) 56,339,190 operating partnership units in Empire State Realty OP, L.P., the operating partnership of the REIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire State Building Associates L.L.C.

Date: October 11, 2013	By:	/s/ Andrew Prentice
Name: Andrew Prentice
Title: Chief Accounting Officer
ESRT MH Holdings, L.L.C. Supervisor*

*The Company is a limited liability company supervised by ESRT MH Holdings, L.L.C. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.